Exhibit 10.12
Amendment to
Outstanding 2018, 2019 and 2020 Performance Stock Unit Awards
under the LivaNova PLC 2015 Incentive Award Plan

This amendment (the “Amendment”), dated as of June 15, 2020, hereby modifies each 2018, 2019 and 2020 performance stock unit (“PSU”) award agreement evidencing a currently outstanding PSU award under the LivaNova PLC 2015 Incentive Award Plan (as permitted pursuant to Section 11.7 of the LivaNova PLC 2015 Incentive Award Plan) as follows:

1.Section 2.2(d) of each outstanding PSU award agreement is hereby deleted and replaced with the following:

“PSUs (and the associated Dividend Equivalents), to the extent not forfeited or otherwise vested immediately prior to the occurrence of a Change in Control, may be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation, subject to the Participant’s continuous employment with the Company or a Subsidiary through such Change in Control. For purposes of this Section 2.2(d), the PSUs (and the associated Dividend Equivalents) shall be considered assumed or substituted if, following the Change in Control, the applicable assumed or substituted Award (i) meets the requirements set forth in Section 13.2(f) of the Sub-Plan and (ii) the Performance Criteria and Performance Goals applicable to the PSUs (as set forth in the Grant Notice) as of immediately prior to the Change in Control are equitably adjusted in connection with such Change in Control as determined to be appropriate by the Administrator in its sole discretion.”

2.A new Section 2.2(e) shall be added to each outstanding PSU award agreement and shall read as follows:

“In the event of a Change in Control where the PSUs (and the associated Dividend Equivalents) are not assumed or substituted by the successor corporation or parent or subsidiary of the successor corporation, then the PSUs (and the associated Dividend Equivalents), to the extent not forfeited or otherwise vested immediately prior to such Change in Control, shall become vested (assuming 100% achievement or funding, as applicable, as set forth in the Grant Notice) immediately prior to, but subject to the consummation of, such Change in Control, subject to the Participant’s continuous employment with the Company or a Subsidiary through such Change in Control.”

3.Except as expressly amended by this Amendment, all terms and conditions of the Plan and the outstanding Awards thereunder shall remain in full force and effect.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

LIVANOVA PLC

Name: Trui Hebbelinck
Title: Chief Human Resources Officer